UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2005  (June 20, 2005)

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 20, 2005, @Road, Inc. (the “Company”) entered into its standard form of change of control agreement with Michael Martini, its new Senior Vice President of Finance and Chief Financial Officer, which provides that in the event of an involuntary termination within:

• one year following a change-of-control transaction and he was employed by the Company for less than one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by him shall automatically be accelerated as though he maintained his employment with the Company for 12 months following the involuntary termination or

• one year following a change-of-control transaction and he was employed by the Company for at least one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by him shall automatically be accelerated as though he maintained his employment with the Company for 24 months following the involuntary termination.

The above description is qualified in its entirety by the terms of the Form of Change in Control Agreement between the Registrant and its executive officers, a copy of which has previously been filed as Exhibit 10.51 to the Company’s Report on Form 10-K filed on March 15, 2005 and is incorporated herein by reference. The Company has previously entered into similar agreements with its Chief Operating Officer, Chief Technology Officer, Chief Sales Officer and Chief Marketing Officer.

Effective June 20, 2005, the Company entered into its standard form of indemnification agreement with Mr. Martini, its new Senior Vice President of Finance and Chief Financial Officer, which provides that, among other things, the Company agrees to indemnify him against certain liabilities that may arise by reason of his status or service as an officer, other than liabilities arising from willful misconduct of a culpable nature, to advance his expenses incurred as a result of any proceeding against him as to which he could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

The above description is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which has previously been filed as Exhibit 10.16 to the Company’s registration statement on Form S-1 (File No. 333-41372) initially filed on July 13, 2000 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  Pursuant to the Offer Letter dated June 14, 2005, a copy of which is filed as Exhibit 10.52 and is incorporated herein by reference, the Company appointed Michael Martini as the Company’s Senior Vice President of Finance and Chief Financial Officer, principal financial officer and principal accounting officer on June 20, 2005. Mr. Martini will be compensated at an annual salary of $225,000, has been granted an option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant, twenty-five percent of which vests on the first anniversary of his employment and the remaining amount vests monthly over the following three years, and is eligible for a performance bonus targeted at $100,000. Mr. Martini is employed by the Company on an at-will basis.

Mr. Martini is 55, and there is no family relationship between Mr. Martini and any director or other executive officer of the Company.  As of June 20, 2005, he beneficially owns a total of 30,000 shares of Company common stock, which represents less than one percent of the outstanding shares of common stock.

Prior to joining the Company, Mr. Martini served as Senior Vice President and Chief Financial Officer of SPL WorldGroup B.V., a software development company for the utility and energy industry from 2002 until 2005.  From 1998 to 2001, Mr. Martini served as Chief Financial Officer of the West Region of TCI Communications, a regional cable television, broadband data, and telecommunications company.  Mr. Martini holds a B.S. in Finance from California State University, Sacramento, and an M.B.A. from Golden Gate University.

Section 7 - Regulation FD.

Item 7.01. Regulation FD Disclosure.

On June 20, 2005, the Company issued the attached press release titled “@Road Names Michael Martini as Chief Financial Officer.” The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this report in this item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits.

10.16                     Form of Indemnification Agreement. (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-41372) initially filed on July 13, 2000.)

10.51                     Form of Change in Control Agreement between the Registrant and its executive officers. (Incorporated herein by reference to the Company’s Report on Form 10-K filed on March 15, 2005.)

10.52                     Offer Letter between the Registrant and Michael Martini dated June 14, 2005.

99.1                           Press Release dated June 20, 2005, furnished pursuant to Item 7.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: June 22, 2005	By:	/s/ Krish Panu
Krish Panu
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.16	Form of Indemnification Agreement. (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-41372) initially filed on July 13, 2000.)

10.51	Form of Change in Control Agreement between the Registrant and its executive officers. (Incorporated herein by reference to the Company’s Report on Form 10-K filed on March 15, 2005.)

10.52	Offer Letter between the Registrant and Michael Martini dated June 14, 2005.

99.1	Press release dated June 20, 2005